Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower International Reports Solid Second Quarter

And Raises Full Year Outlook

LIVONIA, Mich., August 4, 2011 – Tower International, Inc. [NYSE: TOWR], a leading integrated global manufacturer of engineered structural metal components and assemblies, today announced its second quarter 2011 results.

•	Revenue for the quarter was $603 million, up 20 percent from $502 million in the second quarter 2010. Excluding changes in exchange rates and steel pricing, revenue was up 9 percent.

•

Adjusted EBITDA for the quarter was $55.6 million, up 8 percent from $51.7 million a year ago. The improvement was driven by higher volume and favorable foreign exchange, offset partially by less-favorable product mix and the quarterly timing of launch-related costs to support new customer vehicle programs.

•

Net loss in the second quarter of 2011 was $2.8 million or $0.15 per share. As detailed below, this included certain items that adversely impacted results by $4.2 million. Excluding these items and comparable items in the second quarter of 2010, diluted adjusted earnings per common share were $0.07, compared with a loss of $0.17 a year ago.

•

Based on favorable results achieved in the first half of the year and presently anticipated revenue that increases confidence in achieving continued year-over-year improvements in the second half, Tower is increasing its outlook for full year 2011 Adjusted EBITDA by $15 million, to a range of $215 to $225 million.

•	In the high-priority, high-growth China market, the company won important new business and also reached agreement, subject to government approval, on an additional majority-owned joint venture.

“It was a successful quarter for Tower,” said President and CEO Mark Malcolm. “We maintained our positive trend in Adjusted EBITDA, emerged with an upgraded outlook for this year, and further enhanced the company’s growth outlook for future years.”

Tower to Host Conference Call Today at 1 p.m. EDT

Tower will discuss its second quarter 2011 results and other related matters in a conference call at 1 p.m. EDT today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com. To dial into the conference call, domestic callers should dial 1-866-393-4576, international callers should dial 1-706-679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and reference Conference I.D. #85213744. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “Adjusted EBITDA”, and “free cash flow.” We define Adjusted EBITDA as net income / (loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this press release. Free cash flow is defined as net cash provided by or used in operating activities less cash disbursed for purchases of property, plant and equipment. We use Adjusted EBITDA and free cash flow as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this press release because they are three of the principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented above are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry. In addition, certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the company’s projected Adjusted EBITDA for 2011, and its future sales growth outlook. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could affect (and in some cases have affected) our actual results and could cause such results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	automobile production volumes;

•	the financial condition of our customers and suppliers;

•	our ability to make scheduled payments on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;

•	our ability to refinance our indebtedness;

•	our ability to generate non-automotive revenues;

•	our ability to operate non-automotive businesses;

•	our ability to integrate acquired businesses;

•	our customers’ ability to obtain equity and debt financing for their businesses;

•	our dependence on our largest customers;

•	significant recalls experienced by our customers;

•	pricing pressure from our customers;

•	potential operating inefficiencies resulting from OEM production volatility;

•	work stoppages or other labor issues affecting us or our customers or suppliers;

•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty;

•	costs or liabilities relating to environmental and safety regulations; and

•	any increase in the expense and funding requirements of our pension and other postretirement benefits.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerautomotive.com

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues	$602,718	$501,682	$1,202,353	$980,811
Cost of sales	544,019	446,144	1,074,084	872,048

Gross profit	58,699	55,538	128,269	108,763
Selling, general and administrative expenses	39,365	31,940	77,087	64,961
Amortization expense	1,262	831	2,154	1,541
Restructuring and asset impairment charges, net	1,169	579	1,652	4,686

Operating income	16,903	22,188	47,376	37,575
Interest expense	16,061	14,035	28,579	27,825
Interest income	176	380	439	569
Other expense	—	—	850	—

Income before provision for income taxes	1,018	8,533	18,386	10,319
Provision for income taxes	2,570	4,228	9,183	8,362

Net income / (loss)	(1,552)	4,305	9,203	1,957
Less: Net income attributable to the noncontrolling interests	1,222	2,394	2,955	4,528

Net income / (loss) attributable to Tower International, Inc.	$(2,774)	$1,911	$6,248	$(2,571)

Less: Preferred unit dividends	$—	$(4,380)	$—	$(8,649)

Net income / (loss) available to common shareholders	$(2,774)	$(2,469)	$6,248	$(11,220)

Weighted average common shares outstanding
Basic	19,101,588	12,467,866	19,101,588	12,467,866
Diluted	19,101,588	12,467,866	19,991,615	12,467,866

Net income / (loss) per share attributable to Tower International, Inc.:
Basic	$(0.15)	$(0.20)	$0.33	$(0.90)
Diluted	(0.15)	(0.20)	0.31	(0.90)

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands - unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$127,969	$150,345
Accounts receivable, net of allowance of $3,935 and $1,674	372,678	297,086
Inventories	90,658	73,189
Deferred tax asset - current	12,438	12,406
Assets held for sale	8,690	8,178
Prepaid tooling and other	70,618	57,754

Total current assets	683,051	598,958

Property, plant and equipment, net	670,655	627,497
Goodwill	71,821	66,309
Deferred tax asset - non-current	15,863	17,377
Other assets, net	32,539	30,035

Total assets	$1,473,929	$1,340,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current maturities of long-term debt and capital lease obligations	$170,273	$109,848
Accounts payable	407,065	366,761
Accrued liabilities	131,828	132,614

Total current liabilities	709,166	609,223

Long-term debt, net of current maturities	426,910	432,726
Obligations under capital leases, net of current maturities	15,322	15,604
Deferred tax liability - non-current	10,299	12,710
Pension liability	71,758	76,403
Other non-current liabilities	82,759	81,884

Total non-current liabilities	607,048	619,327

Total liabilities	1,316,214	1,228,550

Stockholders’ equity:
Tower International, Inc.’s stockholders’ equity
Common stock, $0.01 par value, 350,000,000 authorized, 19,101,588 issued and outstanding	191	191
Additional paid in capital	303,760	296,262
Accumulated deficit	(186,308)	(192,556)
Accumulated other comprehensive loss	(8,050)	(36,530)

Total Tower International, Inc.’s stockholders’ equity	109,593	67,367

Noncontrolling interests in subsidiaries	48,122	44,259

Total stockholders’ equity	157,715	111,626

Total liabilities and stockholders’ equity	$1,473,929	$1,340,176

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Six Months Ended June 30,
	2011	2010
OPERATING ACTIVITIES:
Net income	$9,203	$1,957
Adjustments required to reconcile net income to net cash provided by operating activities:
Non-cash restructuring and asset impairment charges	—	2,699
Deferred income tax provision	(869)	—
Depreciation and amortization	61,708	58,706
Non-cash share-based compensation	7,498	—
Pension expense, net of contributions	(3,771)	(1,848)
Change in working capital and other operating items	(66,901)	(34,444)

Net cash provided by / (used in) operating activities	$6,868	$27,070

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant and equipment, net	$(52,559)	$(40,096)
Net assets acquired, net of cash acquired	(22,300)	(16,687)

Net cash used in investing activities	$(74,859)	$(56,783)

FINANCING ACTIVITIES:
Repayments of term debt	$—	$(2,340)
Partial redemption of senior secured notes	(17,000)	—
Preferred unit dividends	—	(95)
Proceeds from borrowings	315,202	276,357
Repayments of borrowings	(257,569)	(237,612)

Net cash provided by financing activities	$40,633	$36,310

Effect of exchange rate changes on cash and cash equivalents	$4,982	$(6,779)

NET CHANGE IN CASH AND CASH EQUIVALENTS	$(22,376)	$(182)

CASH AND CASH EQUIVALENTS:

Beginning of period	$150,345	$149,802

End of period	$127,969	$149,620

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA AND NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

Segment Data	Three Months Ended June 30,
	2011		2010
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$337,180	$29,497	$285,659	$30,600
Americas	265,538	26,056	216,023	21,088

Consolidated	$602,718	$55,553	$501,682	$51,688

	Six Months Ended June 30,
	2011		2010
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$673,284	$63,273	$558,583	$65,500
Americas	529,069	57,987	422,228	36,925

Consolidated	$1,202,353	$121,260	$980,811	$102,425

Adjusted EBITDA reconciliation	Three Months Ended June 30,		Six Months Ended June 30,		Last Twelve Months Ended June 30,
	2011	2010	2011	2010	2011	2010
Adjusted EBITDA	$55,553	$51,688	$121,260	$102,425	$209,070	$186,379
Restructuring	(1,169)	(579)	(1,652)	(4,686)	(11,254)	(19,268)
Depreciation and amortization	(31,561)	(28,433)	(61,708)	(58,706)	(117,670)	(126,972)
Receivable factoring charges and other	(163)	(139)	(268)	(272)	(467)	(815)
Acquisition costs	(1,100)	—	(1,100)	(679)	(1,100)	(679)
Expense related to the compensation programs	(4,657)	(349)	(9,156)	(507)	(19,724)	(507)
Interest expense, net	(15,885)	(13,655)	(28,140)	(27,256)	(66,794)	(56,911)
Premium on redemption of senior secured notes	—	—	(850)	—	(2,150)	—
Gain on Letter of Credit Facility reduction	—	—	—	—	—	1,212
Provision for income taxes	(2,570)	(4,228)	(9,183)	(8,362)	(11,118)	(4,462)
Net income attributable to noncontrolling interests	(1,222)	(2,394)	(2,955)	(4,528)	(6,868)	(9,449)

Net income / (loss) attributable to Tower International, Inc.	$(2,774)	$1,911	$6,248	$(2,571)	$(28,075)	$(31,472)

Free cash flow reconciliation	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net cash provided by operating activities	$20,830	$21,400	$6,868	$27,070
Cash disbursed for purchases of PP&E, net	(25,861)	(21,411)	(52,559)	(40,096)

Free cash flow	$(5,031)	$(11)	$(45,691)	$(13,026)

Net debt reconciliation			June 30,	December 31,
			2011	2010
Current maturities of long-term debt and capital lease obligations			$170,273	$109,848
Long-term debt, net of current maturities			426,910	432,726
Obligations under capital leases, net of current maturities			15,322	15,604

Total debt			612,505	558,178
Less: cash and cash equivalents			(127,969)	(150,345)

Net debt			$484,536	$407,833

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CERTAIN ITEMS INCLUDED IN NET INCOME / (LOSS)

(Amounts in thousands, except per share amounts — unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Income / (expense) items included in net income / (loss), net of tax:
Selling, general and administrative expenses
Incentive compensation related to funding events	$(4,474)	$(349)	$(8,823)	$(507)
Acquisition costs	(1,100)	—	(1,100)	(679)
Interest expense
Acceleration of the amortization of debt issue costs and OID	—	—	(753)	—
Settlement of value added tax audit in Brazil	—	—	2,838	—
Restructuring expense
Asset impairments	—	—	—	(1,842)
Adjustment of lease liability	—	—	754	—
Other income
Partial redemption of senior secured notes	—	—	(850)	—
Provision for income taxes
Tax law and tax election changes	1,406	—	1,406	—

Total items included in net income / (loss)	$(4,168)	$(349)	$(6,528)	$(3,028)

Net income / (loss) attributable to Tower International, Inc.	$(2,774)	$1,911	$6,248	$(2,571)
Less: Preferred unit dividends	—	(4,380)	—	(8,649)

Income / (loss) available to common shareholders	$(2,774)	$(2,469)	$6,248	$(11,220)

Memo: Average shares outstanding (in thousands)
Basic	19,102	12,468	19,102	12,468
Diluted	19,102	12,468	19,992	12,468

Income / (loss) per common share (GAAP)
Basic	$(0.15)	$(0.20)	$0.33	$(0.90)
Diluted	(0.15)	(0.20)	0.31	(0.90)

Diluted adjusted income / (loss) per share (non-GAAP)*	0.07	(0.17)	0.64	(0.66)

*	Excludes the certain items shown above